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                        BUGABOO CREEK STEAK HOUSE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Edward P. Grace III and Corinne A. Sylvia, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Bugaboo Creek Steak House, Inc. ("BCS") held of record by the undersigned on July 26, 1996, at the Special Meeting of Stockholders to be held at 10:00 a.m. local time, on September 11, 1996, at Bugaboo Creek Steak House, 1125 Fall River Avenue, Seekonk, Massachusetts 02771, including any adjournments thereof.



1. To adopt the BCS Merger Agreement pursuant to which, among other matters, (a) WMC will merge with and into BCS, with BCS becoming a wholly-owned subsidiary of LSI, and (b) the shares of BCS Common Stock will be converted into the right to receive shares of LSI Common Stock, as described in the Joint Proxy Statement/Prospectus dated August 12, 1996.


    FOR / /                AGAINST / /                ABSTAIN / /

2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.


 Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.


    WITNESS my hand and seal this     day of               , 1996.

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PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS        Dated                                  , 1996
  HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR          ---------------------------------
BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICAT       Signature
THE CAPACITY IN WHICH YOU ARE ACTING.                                         -----------------------------------

                                                                    Signature
                                                                             -----------------------------------
                                                                                    (if held jointly)
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